EXHIBIT 1.1

                               AMENDMENT NO. 3 TO

                          MORGAN STANLEY CHARTER SERIES

                     AMENDED AND RESTATED SELLING AGREEMENT

            The Amended and Restated Selling Agreement, dated as of July 29, 2002, as amended by Amendment No. 1 to the Selling Agreement, dated February 26, 2003, and as further amended by Amendment No. 2 to the Selling Agreement, dated April 28, 2004 (the "Selling Agreement"), among Morgan Stanley Charter Graham L.P. ("Charter Graham"), Morgan Stanley Charter Millburn L.P. ("Charter Millburn"), Morgan Stanley Charter MSFCM L.P. ("Charter MSFCM"), Morgan Stanley Charter Campbell L.P. ("Charter Campbell") (collectively, the "Partnerships" and each individually, a "Partnership"), Demeter Management Corporation (the "General Partner"), and Morgan Stanley DW Inc. ("Morgan Stanley DW") is hereby amended as set forth below. All provisions contained in the Selling Agreement remain in full force and effect and are modified only to the extent necessary to provide for the amendments set forth below. Terms used and not otherwise defined herein have the meaning ascribed to such term in the Selling Agreement.

      1. The initial gross sales credit equal to 4% referenced in clauses (e) and (f) of Section 5 of the Selling Agreement, is hereby changed to an initial gross sales credit equal to 3%.

      2.    The gross sales credit of up to 74% referenced in clauses (e) and
            (f) of Section 5 of the Selling Agreement, as amended by Amendment No. 1 to the Selling Agreement, is hereby changed to a gross sales credit of up to 84%.

      3. The period of payment of continuing compensation commencing with the fifteenth month referenced in clauses (e) and (f) of Section 5 is hereby amended to commencing with the thirteenth month.

      4. The last sentence of clause (h) of Section 5 of the Selling Agreement, as amended by Amendment No. 2 to the Selling Agreement, is deleted in its entirety and replaced with the following:

            "All compensation described in Sections 5(e) and 5(f), along with any other underwriting compensation, including redemption charges paid to Morgan Stanley DW, but not including continuing compensation paid in connection with any Units issued pursuant to a registration statement filed with the NASD prior to October 12, 2004, will not exceed 10% of the proceeds received in connection with the issuance of the Units."

      5. The commission not to exceed 4% referenced in clause (i) of Section 5 of the Selling Agreement, is hereby changed to a commission not to exceed 3%.

      6.    The continuing compensation of up to 35% referenced in clause (i) of
            Section 5 of the Selling Agreement, is hereby changed to a continuing compensation of up to 28%.

      7. Section 6(c) is deleted in its entirety and replaced with the following:

            "All of Morgan Stanley DW's branch offices will be required to forward subscriptions to the General Partner's office in New York, New York in time for their receipt by the General Partner no later than 3:00 p.m., New York City Time, on the date of the applicable monthly closing. Subsequent to its review of each Subscription Agreement, the General Partner will notify Morgan Stanley DW and Morgan Stanley DW shall notify each subscriber by the business day following its receipt of notice from the General Partner, of the General Partner's acceptance of all, a portion, or none of the subscriber's subscription."

      8. The last sentence of Section 6(e)(v) is deleted in its entirety and replaced with the following:

            "The General Partner will maintain in its files, located c/o Demeter Management Corporation, 330 Madison Avenue, 8th Floor, New York, New York 10017, each subscriber's Subscription Agreement for not less than six years, and Morgan Stanley will maintain at its respective branch offices, any other documents disclosing the basis upon which the determination of suitability was reached for each such subscriber."

      9. The address for Demeter Management Corporation in Section 14 is hereby amended to: 330 Madison Avenue, 8th Floor, New York, New York 10017, Attn: Jeffrey A. Rothman, President.

      10. The address for Morgan Stanley DW Inc. in Section 14 is hereby amended to: 330 Madison Avenue, 8th Floor, New York, New York 10017,
            Attn: Jeffrey A. Rothman, Managing Director.

      11. The foregoing amendments shall take effect as of the 1st day of July 2005.

            IN WITNESS WHEREOF, this Amendment to the Amended and Restated Selling Agreement has been executed for and on behalf of the undersigned as of the 15th day of July 2005.

Accepted and Agreed:                  MORGAN STANLEY CHARTER GRAHAM L.P.

MORGAN STANLEY DW INC.                By:  Demeter Management Corporation,
                                           General Partner

By: /s/  Jeffrey A. Rothman              By: /s/  Jeffrey A. Rothman
    -----------------------------            ----------------------------------
      Name:  Jeffrey A. Rothman             Name:   Jeffrey A. Rothman
      Title:  Managing Director             Title:  President

                                      MORGAN STANLEY CHARTER MILLBURN L.P.

                                      By:  Demeter Management Corporation,
                                           General Partner

                                         By: /s/  Jeffrey A. Rothman
                                            ----------------------------------
                                            Name:   Jeffrey A. Rothman
                                            Title:  President

                                      MORGAN STANLEY CHARTER MSFCM L.P.

                                      By:  Demeter Management Corporation,
                                           General Partner

                                         By: /s/  Jeffrey A. Rothman
                                            ----------------------------------
                                            Name:   Jeffrey A. Rothman
                                            Title:  President

                                      MORGAN STANLEY CHARTER CAMPBELL L.P.

                                      By:  Demeter Management Corporation,
                                           General Partner

                                         By: /s/  Jeffrey A. Rothman
                                            ----------------------------------
                                            Name:   Jeffrey A. Rothman
                                            Title:  President

                                      DEMETER MANAGEMENT CORPORATION

                                         By: /s/  Jeffrey A. Rothman
                                             ---------------------------------
                                            Name:   Jeffrey A. Rothman
                                            Title:  President